EMPLOYMENT AGREEMENT

                   THIS AGREEMENT ["Agreement"] is made  and  entered  into

         this  3rd  day  of  October,  1994, by and between AMVESTORS

         FINANCIAL CORPORATION [hereinafter referred  to  as  "AmVestors"],

         AMERICAN  INVESTORS  LIFE  INSURANCE  COMPANY,  INC.  [hereinafter referred to as "American"], AMVESTORS INVESTMENT GROUP,  INC.  and

         AMERICAN INVESTORS SALES GROUP, INC., all Kansas corporations [the latter three hereinafter collective referred to as  "Affiliates"],

         parties   of   the   first   part   [hereinafter  referred  to  as

         "Companies"], and RALPH W. LASTER JR. [hereinafter referred to  as

         "Mr. Laster"], an individual, party of the second part.

                   WITNESSETH:

                   WHEREAS,  Mr. Laster has been employed for many years by

         AmVestors and its affiliates and has been employed since  1988  as

         Chief  Executive  Officer  and Chairman of the Board of AmVestors;

         and

                   WHEREAS,  Mr.  Laster  has  also   been   employed   by,

         associated  with  or  has acted as a consultant to, and may in the future, at the request of AmVestors, be  employed  by,  associated with or act as a consultant to, the affiliates of AmVestors; and

                   WHEREAS,  AmVestors  desires  to  continue  to  have the

         benefit of Mr. Laster's knowledge  and  experience  and  considers such  a  vital  element  in  protecting  and  enhancing  the  best interests of AmVestors  and  its  shareholders  and  in  providing management for AmVestors.
                                         2

                   NOW,   THEREFORE,   in   consideration   of  the  mutual

         agreements and conditions contained  herein,  the  parties  hereto agree as follows:

                   1.   Full-time Employment of Executive.

                        a.   Duties and Status.

                             (1)  AmVestors  hereby  employs  Mr. Laster as

         its Chairman of the Board of Directors and Chief Executive Officer

         and  American hereby employs Mr. Laster as its President and Chief

         Executive Officer to provide certain services set forth herein and to provide certain other employment services to affiliates for the employment period as defined in paragraph  3(a),  and  Mr.  Laster accepts  such employment, on the terms and conditions set forth in this Agreement.  During the employment period,  Mr.  Laster  shall perform  such managerial duties and responsibilities for AmVestors and affiliates as may be assigned to him in  accordance  with  the bylaws,  which  duties and responsibilities shall be substantially the same character as or equivalent character to those required by his assigned offices and functions during 1994.

                             (2)  During  the employment period, Mr. Laster

         shall devote  his  full  time  and  efforts  to  the  business  of

         AmVestors  and  its  affiliates and shall not engage in consulting work or any trade or business for his own account  or  for  or  on behalf  of  any  other person, firm or corporation which competes,

         conflicts  or  interferes  with  the  performance  of  his  duties hereunder  in any way.  Mr. Laster shall be entitled to reasonable

         vacations  and  to  such  personal  and  sick  leave  as  may   be

         established  by AmVestors' and affiliates corporate policies.  Mr.
                                         3

         Laster shall perform his duties while employed in good  faith  and shall  observe faithfully the covenants and agreements made by him herein.

                        b.   Compensation and General Benefits.

                             (1)  During the employment  period,  AmVestors

         shall  pay Mr. Laster an annual base salary of not less than Three

         Hundred Seventy Thousand Dollars ($370,000.00), payable  in  twice monthly  installments  (or  on such other basis as may be mutually agreed upon).  The  salary  shall  be  reviewed  annually  by  the respective  Board  of  Directors  and  may  be  increased, but not diminished, during the employment period.

                             (2)  In addition to  the  salary  provided  by

         subparagraph  (1) of this paragraph 1(b), AmVestors and affiliates shall provide benefits and other perquisites reasonably comparable to,  and  no  less favorable than, those provided by AmVestors and its affiliates to Mr.  Laster  during  1993,  including,  but  not limited  to,  an automobile suitable for the business and personal use of Mr. Laster.

                   2.   Competition; Confidential Information.

                   The parties recognize that, due to  the  nature  of  Mr.

         Laster's   prior   association  with  the  Companies  and  of  his

         engagement hereunder, and as a consequence of his relationship  to

         Companies,  both  in  the  past  and  in the future hereunder, Mr.

         Laster has had access to and has acquired, and has assisted in and may assist in developing, confidential and proprietary information

         relating to the business and operations  of  the  Companies.   Mr.

         Laster recognizes that such information has been and will continue
                                         4

         to be of central importance to the business of the  Companies  and that disclosure of such information to others or its use by others

         could cause substantial irreparable loss to  the  Companies.   Mr.

         Laster  and Companies also recognize that an important part of Mr.

         Laster's duties will be to develop good  will  for  the  Companies

         through   his   personal   contact  with  others  having  business

         relationships with Companies and within  the  insurance  industry,

         and  that  there  is  a  danger that this good will, a proprietary

         asset  of  the  Companies,  may  follow  him  if  and   when   his

         relationship   with  the  Companies  is  terminated.   Mr.  Laster

         accordingly agrees as follows:

                        a.   Non-Competition.  During the employment period

         he  will  not  directly  or  indirectly, either individually or as owner, partner, agent, employee, consultant or  otherwise,  except for  the  account  of  and  on  behalf of Companies, engage in any activity competitive with the business of Companies, nor  will  he be  in competition with Companies, solicit or otherwise attempt to establish any business relationships  with  any  person,  firm  or corporation which was, at any time during the employment period, a

         customer or supplier  of  Companies.   However,  nothing  in  this

         Section  2  shall  be  construed to prevent him from owning, as an investment, up to one percent (1%) of a class of equity securities issued by any competitor of Companies.

                        b.   Confidential Information.  Mr. Laster will not

         disclose any confidential information of Companies  which  is  now known  to  him  or  which  hereafter  may become known to him as a result of his employment or association with Companies  and  shall
                                         5

         not   at  any  time  directly  or  indirectly  disclose  any  such information to any person, firm or corporation, or use the same in any  way  other  than in connection with the business of Companies and at all times after the expiration of the employment period.

                        c.    Companies'  Remedies  for  Breach.    It   is

         recognized  that  damages in the event of breach of this Section 2 by Mr. Laster would be difficult, if not impossible, to  ascertain and  it  is,  therefore, agreed that Companies, in addition to and without limiting any other remedy or right it may have, shall have the  right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining  any  such  breach,  and  Mr.

         Laster  hereby  waives  any  and  all  defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such  an  injunction  or other equitable relief.  The existence of this right shall not preclude Companies from  pursuing  any  other rights and remedies at law or in equity which Companies may have.

                   3.   Employment Period.

                        a.   Duration.    The   employment   period   shall

         commence on June 1, 1994 and shall continue  until  the  close  of business  on May 31, 1997, unless otherwise terminated as provided in this Agreement.

                        b.   Performance and Termination.  Subject  to  the

         performance  of  the  covenants  and  agreements made by Companies herein, Mr. Laster shall perform his duties during the  employment period in good faith and will observe faithfully the covenants and agreements made by him herein.  Mr. Laster shall not be discharged

         during   the   employment   period   except  for  cause  involving
                                        6

         dishonesty, moral turpitude, or material breach of any express  or

         implied  condition  under  this  Agreement.   The discharge of Mr.

         Laster for reasons other than those  specified  in  the  preceding sentence shall be deemed to be a discharge without cause.

                        c.   Mr.  Laster's  Remedies  for  Breach.   If the

         Companies shall fail to observe or perform any  covenant  in  this

         Agreement  to  be  observed or performed by it or if the Companies shall take any action with respect to Mr. Laster's  employment  as set forth in paragraph 3(d) thereby entitling him to terminate his employment for good reason, then Mr. Laster shall be  entitled  to be  paid a sum equal to the remaining balance of his salary at the current salary level for the  remaining  term  of  this  Agreement without  discount or adjustment within thirty (30) days of written notice of termination.  The parties agree that, because there  can be  no exact measure of the damage which would occur to Mr. Laster as a result of a breach by any  of  the  Companies,  the  payments provided  hereunder  shall  be  deemed  to  constitute  liquidated damages and not a penalty for breach by  Companies  and  Companies agree  that  Mr.  Laster  shall  not  be  required to mitigate his damages.  This paragraph shall constitute Mr. Laster's sole remedy for breach of this Agreement.

                        In  addition  to  the  foregoing,  if the Companies

         shall fail to observe or perform any covenant or  if  any  of  the

         Companies shall have taken any action with respect to Mr. Laster's employment as set forth in paragraph 3(d) thereby entitling him to terminate  his  employment for good reason or if there is a change in control as set forth in paragraph 3(e)  thereby  entitling  Mr.
                                         7

         Laster  to terminate his employment, and Mr. Laster exercises such right to terminate his employment pursuant to  paragraph  3(d)  or

         3(e),  then  any  and all non-competition agreements by Mr. Laster pursuant to paragraph 2(a) above shall terminate on the date  that

         Mr. Laster terminates his employment pursuant to paragraph 3(d) or

         3(e).

                        d.   Termination for Good Reason.  Mr. Laster shall

         be  entitled  to  terminate  his  employment for good reason.  Any termination of employment under the following circumstances  shall be  for  good  reason  and  shall be deemed to be a breach of this

         Agreement by the Companies:

                             (1)  Without the express  written  consent  of

         Mr.  Laster,  he  is  assigned  any  duties  inconsistent with his positions, duties, responsibilities and status with the  Companies since  May  1993,  or  his  reporting  responsibilities, titles or offices as in effect during  the  period  of  this  Agreement  are changed  or  he  is  removed  from or not reelected to any of such positions, except  in  connection  with  the  termination  of  his employment for cause, or as a result of his substantial disability or death;

                             (2)  The annual base salary of Mr.  Laster  as

         in effect on May 31, 1994 ($370,000), as the same hereafter may be increased from time to time, is reduced;

                             (3)  Companies'  principal  executive  offices

         are  moved  to  a  location  outside  Topeka, Kansas or any of the

         Companies require Mr. Laster without his  agreement  to  be  based anywhere  other  than  the  principle executive offices except for
                                         8

         required travel on Companies' business to an extent  substantially

         consistent   with   his  business  travel  obligations  in  effect

         immediately prior to the date of this Agreement; or

                             (4)  Mr. Laster voluntarily resigns after  his

         reasonable  determination  that,  as  a  result  of  a  "change in control" [as hereinafter defined in paragraph 3(e)] of  Amvestors,

         he may be unable to exercise the authorities, powers, functions or duties attached to his position  to  the  extent  contemplated  by

         Section  1  of  this  Agreement,  in  which event any and all non-

         competition agreements by Mr. Laster pursuant  to  paragraph  2(a)

         above  shall  terminate  on  the  date  of such resignation by Mr.

         Laster.

                        e.   Change  in   Control.    Notwithstanding   Mr.

         Laster's right to terminate for good reason in paragraph 3(d), Mr.

         Laster  shall  also  be  entitled  to  terminate  his   employment

         following  any "change in control" (as hereafter defined below) of

         Amvestors for  any  reason  by  providing  notice  in  writing  to

         Amvestors  of  his intent to terminate his employment effective as of a date not earlier than ninety (90) days after receipt of  such written notification by AmVestors.

                        The  term  "change in control" as used herein shall

         mean a change in control of a nature that would be required to  be reported  in  response  to Item 5(f) of Schedule 14A of Regulation

         14A promulgated under the Securities Exchange  Act  of  1934  (the

         "Exchange  Act") as in effect on the date of this Agreement or, if

         Item 5(f) is no longer in effect, any regulations  issued  by  the

         Securities  and  Exchange  Commission pursuant to the Exchange Act
                                         9

         which serve similar purposes; provided that,  without  limitation,

         such a "change in control" shall be deemed to have occurred if and when (A) any "person" (as such term is used in  Sections  3(a)(9),

         13(d)(3)  and  14(d)(2)  of  the  Exchange  Act)  is  or becomes a

         beneficial  owner,  directly  or  indirectly,  of  securities   of

         AmVestors  representing  25  percent (25%) or more of the combined voting power of the then outstanding securities  of  AmVestors  or

         American, (B) a tender offer or exchange offer is made whereby the effect of such offer is to take  over  and  control  AmVestors  or

         American  and  such  offer  is  consummated  for  the ownership of securities of AmVestors or American representing 25 percent  (25%)

         or  more  of  the  combined  voting  power of the then outstanding voting securities of  AmVestors  or  American,  (C)  AmVestors  or

         American  is merged or consolidated with another corporation or as a result of such merger or  consolidation  less  than  75  percent

         (75%)  of  the then outstanding voting securities of the surviving or resulting corporation shall then be owned in the  aggregate  by the  former  stockholders  of  AmVestors  or  American, other than affiliates within the meaning of the Exchange Act or any party  to such  merger or consolidation, (D) individuals who were members of the Board of Directors of AmVestors or American immediately  prior to  a  meeting  of  the  shareholders  of  AmVestors  or  American involving a contest  for  the  election  of  directors  shall  not constitute  a  majority  of such Board of Directors following such election, or (E) AmVestors  transfers  substantially  all  of  its assets  to  another  corporation  which  is  not  a  wholly  owned subsidiary of AmVestors or American.
                                         10

                   4.   Death or Disability.

                        a.   In  the  event  Mr.  Laster  shall  become  so

         disabled  during  the  term of this Agreement that he is unable to reasonably perform his duties for a period of one (1) year, either

         Mr. Laster or AmVestors and its Affiliates shall have the right to terminate this Agreement upon written notice given at the  end  of such  one  (1) year period; provided that, at the time of delivery of such notice, such disability shall be continuing.  In the event of  a  disagreement  between Companies and/or Mr. Laster regarding the question of whether Mr. Laster is disabled as defined  herein,

         the  question  shall  be referred to the Companies physician whose decision will be conclusive and binding.  In any such  event,  Mr.

         Laster  shall  be  entitled  to  receive  as  a settlement of this contract, an annual sum equal to the annual base salary  specified in  Section  1b.(1)  hereof  as such may be increased from time to time which shall be payable semimonthly, for a period of  two  (2)

         years or until the later of the two dates stated in paragraph 3(a)

         (including any extension of such later date as is mutually  agreed to  by  the  parties hereto in writing), whichever is shorter.  If

         Mr. Laster dies during the term of this Agreement, while receiving payments  pursuant  to this paragraph 4(a), such payments shall in no event continue for more than one (1) year  after  Mr.  Laster's death and there shall be no further obligations on the part of the

         Companies.

                        b.   In the event Mr. Laster dies during  the  term

         of  this  Agreement,  but  prior to receiving payments pursuant to

         paragraph  4(a),  the  Companies  shall  pay  to   the   person(s)
                                        11

         designated  by  Mr.  Laster  in writing to the Companies or, if no such designation is made, to Mr. Laster's estate, an amount  equal to  the  annual  base salary specified in Section 1b.(1) hereof as such may be increased from time to time  which  shall  be  payable semimonthly  for  a  period  of one (1) year following which there shall be no further obligation on the part of the Companies.

                   5.   Governing Law.  This Agreement shall be governed by

         the laws of the State of Kansas.

                   6.   Binding  Effect.   This  Agreement shall be binding

         upon  the  parties  hereto,  their  successors,  assigns,   heirs,

         legatees and personal representatives.

                   7.   Assignability.    This   Agreement   shall  not  be

         assignable by the Companies,  nor  may  his  duties  hereunder  be delegated by Mr. Laster.

                   8.   Entire  Agreement.   This Agreement constitutes the

         entire agreement of the parties hereto with respect to the subject matter  hereof, and supersedes all prior agreements, proposals and other communications, oral or written, between the parties  hereto relating to such subject matter.

                   9.   Severability.   If  any  term  or provision of this

         Agreement or the application thereof to any  circumstances  shall,

         in   any   jurisdiction   and   to   any  extent,  be  invalid  or

         unenforceable, such term of provision shall be ineffective  as  to

         such   jurisdiction   to   the   extent   of  such  invalidity  or

         unenforceability without invalidating or  rendering  unenforceable any  remaining  terms  or  provisions  of  this  Agreement  or the application of such term or provision to circumstances other  than


                                         12

         those  as  to which it is invalid or unenforceable.  To the extent permitted by applicable law, the parties hereto hereby  waive  any provision  of  law  that  renders  any  term  or provision of this

         Agreement invalid or unenforceable in any respect.

                   10.  Intent of Agreement.  The Companies intend by  this

         Agreement to provide for the employment of Mr. Laster.  While this

         Agreement provides for Mr.  Laster's  employment,  this  Agreement shall  in  no  manner  ever be deemed or construed as limiting the power of stockholders  to  elect  Mr.  Laster  as  a  director  of

         Companies  or  limiting  the  power  of the Companies to elect its

         Chairman or officer(s).  In like manner, if stockholders  or  some future  Board  of Directors of the Companies shall not reelect Mr.

         Laster, such failure to so elect Mr. Laster shall not be deemed or considered as a condition precedent to the continued obligation of the Companies to pay Mr. Laster the compensation as  provided  for in this Agreement.

                   11.  Recovery of Legal Fees, Costs and Expenses.  In the

         event that Mr. Laster is  terminated  by  the  Companies  and  Mr.

         Laster  retains legal counsel or commences legal action, the costs and expenses, including legal fees shall be paid by the  Companies or  their  affiliates  in  the  event  Mr. Laster prevails in such action either by verdict or judgment.  In  the  event  Mr.  Laster prevails  as defined above, the Companies or their affiliate shall pay the reasonable attorney fees, costs and expenses within thirty

         (30) days after the conclusion of the litigation.

                   IN  WITNESS WHEREOF, the parties hereto have signed this

         Employment Agreement the day and year first above written.
                                         13

                                       PARTY OF THE FIRST PART:

                                       AMVESTORS FINANCIAL CORPORATION


                                           /s/Mark V. Heitz
                                       By:
                                           Mark V. Heitz, its President and
                                           General Counsel
         ATTEST:


         /s/Lynn F. Hammes
         CORPORATE SECRETARY

                                       AMERICAN INVESTORS LIFE INSURANCE
                                             COMPANY, INC.


                                           /s/Mark V. Heitz
                                       By:
                                           Mark V. Heitz, its Chairman of
                                           the Board and General Counsel
         ATTEST:


         /s/Lynn F. Hammes
         CORPORATE SECRETARY

                                       AMVESTORS INVESTMENT GROUP, INC.
                                       AMERICAN INVESTORS SALES GROUP INC.



                                       By: /s/Mark V. Heitz
                                           Mark V. Heitz


                                       COMPENSATION COMMITTEE --
                                       AMVESTORS FINANCIAL CORPORATION and
                                       AMERICAN INVESTORS LIFE INSURANCE
                                             COMPANY, INC.



                                       By: /s/R. Rex Lee
                                           R. Rex Lee, Chairman


                                       PARTY OF THE SECOND PART:


                                       /s/Ralph W. Laster, Jr.
                                       RALPH W. LASTER JR.